Exhibit 99

FOR IMMEDIATE RELEASE

       Marine Products Corporation Announces New Share Repurchase Plan to
                     Replace Previous Share Repurchase Plan

ATLANTA, September 15, 2005 -- Marine Products Corporation (NYSE: MPX) announced today that on September 14, 2005, its Board of Directors approved a program authorizing the repurchase of up to 3,000,000 shares of its common stock. This program replaces a previous program authorized on April 25, 2001, and the new program does not have an expiration date. Marine Products Corporation plans to repurchase shares at times and prices considered appropriate by the Company.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

Statements in this press release regarding potential repurchases of Company common stock are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The timing and amount of future stock repurchases are subject to a number of uncertainties, including market conditions, the Company's liquidity and financial position, and applicable laws and regulations.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com